Exhibit 10.22.1

LONGEVERON INC.

AMENDMENT NO. 1 TO AT THE MARKET OFFERING AGREEMENT

June 16, 2026

H.C. Wainwright & Co., LLC

430 Park Avenue

New York, NY 10022 Ladies and Gentlemen:

Reference is made to the At the Market Offering Agreement, dated September 19, 2025 (the “Sales Agreement”), by and between Longeveron Inc., a Delaware corporation (the “Company”), and H.C. Wainwright & Co., LLC (the “Manager”). Capitalized terms used herein but not otherwise defined are used herein as defined in the Sales Agreement.

The Company and the Manager (collectively, the “Parties”) wish to amend the Agreement, to be effective as of the date hereof, pursuant to Section 14 of the Sales Agreement, on the terms and conditions set forth in this letter (this “Amendment”). Therefore, for and in consideration of the mutual covenants and agreements herein contained, and contained in the Sales Agreement, the Company, on the one hand, and the Manager, on the other hand, the Parties therefore hereby agree as follows:

1.
The final sentence of Section 3(jj) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Except as set forth in the SEC Reports, the Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company. Except as set forth in the SEC Reports, the FDA has not expressed any concern in writing as to approving or clearing for marketing any product being developed or proposed to be developed by the Company, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.”

2.
Governing Law. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING APPLICABLE LAW AND WAIVER OF JURY TRIAL SET FORTH IN SECTIONS 15 AND 16 OF THE SALES AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
3.
Counterparts. This Amendment may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement, which may be delivered by facsimile or in .pdf file via e-mail.
4.
Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Sales Agreement shall remain in full force and effect. As amended hereby, the Sales Agreement is ratified and confirmed in all respects. On and after the date of this Amendment, each reference in the Sales Agreement to the “Agreement”, “hereinafter”, “herein”, “hereinafter”, “hereunder”, “hereof”, or words of like import shall mean and be a reference to the Sales Agreement as amended by this Amendment.

(Signature page follows.)

Exhibit 10.22.1

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof; whereupon this instrument, along with all counterparts, will become a binding agreement by the Company and the Manager in accordance with its terms.

Very trulyyours,
LONGEVERON INC.
By:
Name: Stephen H. Willard
Title: Chief Executive Officer

The foregoing Amendment No. 1 to the Sales Agreement is hereby confirmed and accepted as of the datefirst written above.
H.C. WAINWRIGHT & CO., LLC
By: /s/ Merav Gershtenman
Name: Merav Gershtenman Title: Chief Legal Officer